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                                                                  EXHIBIT 23.2


                        [GREENBERG & JACKSON LETTERHEAD]


                                    CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the "Registration Statement") of Pollution Research and Control Corp. (the "Company") of the Company's Financial Statements and the related Notes thereto, including our report thereon dated March 6, 1996, set forth at pages F-1 through F-14 of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995. We further consent to the reference to our firm under the caption "Experts" in the Prospectus which forms a part of the Registration Statement.



Greenberg & Jackson                     /s/  GREENBERG & JACKSON
An Accountancy Corporation              ----------------------------------

September 20, 1996